Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Annual Report of Applied DNA Sciences, Inc. (the "Company") on Form 10-KSB for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Hayward, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

       A signed original of this written statement required by Section 906 has been provided to Applied DNA Sciences, Inc. and will be retained by Applied DNA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  January 16, 2007                                 By: /s/ JAMES A. HAYWARD
                                                           ---------------------
                                                        James A. Hayward
                                                        Chief Executive Officer